UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 14, 2004

                        BNP RESIDENTIAL PROPERTIES, INC.
               (Exact name of registrant specified in its charter)

         Maryland                1-9496                          56-1574675
         --------                --------                        ----------
(State of Incorporation)      (Commission File Number)         (IRS Employer
                                                             Identification No.)


             301 S. College Street, Suite 3850, Charlotte, NC 28202
               (Address of principal executive offices, zip code)

       Registrant's telephone number, including area code: (704) 944-0100


Item 5.           Other Events

         On July 14, 2004, BNP Residential Properties, Inc. issued a press release announcing that it has agreed to sell 1,420,000 shares of common stock at a price of $12.50 per share to a number of institutional investors pursuant to a public offering. The transaction is expected to close on Monday, July 19, 2004. The closing is subject to customary closing conditions, including regulatory actions outside of the control of the Company.

         The Company expects to use the net proceeds to fund future acquisitions, repay bank debt and for general corporate purposes.

         This filing also sets forth certain exhibits to be incorporated by reference into the prospectus supplement relating to the offering.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (c)  Exhibits

         Exhibit 1.1 Form of Letter Agreement by and among BNP Residential Properties, Inc. and Cohen & Steers Capital Advisors, LLC regarding placement of BNP Residential Properties, Inc. common stock dated July 14, 2004

         Exhibit 3.1 Amended and Restated Bylaws of BNP Residential Properties, Inc.

         Exhibit 5.1 Opinion of Alston & Bird LLP regarding the legality of the shares being registered

         Exhibit 10.1 Form of Purchase Agreement by and among BNP Residential Properties, Inc. and Purchasers dated July 14, 2004

         Exhibit 99.1 Press release, dated July 14, 2004, "BNP Announces Offering of Common Stock: Gross Proceeds to Company of $17.75 Million"



                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   BNP Residential Properties, Inc.
                                   (Registrant)



July 14, 2004                      by:  /s/Philip S. Payne
                                        -------------------------------------
                                        Philip S. Payne
                                        Chairman and Chief Financial Officer